Exhibit 99.1

STREAM GLOBAL SERVICES ANNOUNCES

MARCH 31, 2009 FIRST QUARTER RESULTS

Revenues of $136 million and Gross Profit of 43%

BOSTON, MA – May 7, 2009 – Stream Global Services, Inc (AMEX: OOO), a leading provider of customer relationship management and other business process outsourcing services (“Stream”), today reported consolidated financial results for its 2009 first quarter.

GAAP Consolidated Results

On July 31, 2008, Stream (formerly known as Global BPO Services Corp.), a development stage company completed its acquisition of Stream Holdings Corporation (“SHC”).1

On a GAAP basis, revenue for the three months ended March 31, 2009 was $135.6 million as compared to zero in the three months ended March 31, 2008.

GAAP net income was $1.7 million for the three months ended March 31, 2009 as compared $1.2 million for the three months ended March 31, 2008.

Pro Forma Combined Consolidated Results

On a pro forma combined consolidated basis, the Company posted revenue for the three months ended March 31, 2009 of $135.6 million compared to $140.4 million in the three months ended March 31, 2008. Revenue for the three months ended March 31, 2008 included approximately $15 million from customers that were lost prior to the acquisition of SHC.

Stream’s gross profit as a percentage of revenue increased to 43% in the three months ended March 31, 2009 compared to 35% in the three months ended March 31, 2008.

For the three months ended March 31, 2009, adjusted pro forma earnings before interest taxes depreciation and amortization (“EBITDA”) increased 105% to $15.9 million compared to $7.7 million in the year-earlier period. Adjusted EBITDA as a percentage of revenue in Q1 2009 was 11.7% as compared to 5.5% in Q1 2008.

2009 Accomplishments

Scott Murray, Chairman and Chief Executive Officer of Stream said; “We are very pleased with our performance during the first quarter of 2009. Our team has made a great deal of progress in building a strong and sustainable services organization. We have been successful in closing new logo business with top tier communications, computing and software clients that we expect will position the company for long-term growth. We expect much of this new business to ramp during the second quarter of 2009, which we expect will result in higher training costs and lower productivity rates during the second quarter of 2009, hence lower gross profit margins and EBITDA than the first quarter. Typically our second quarter revenues are also seasonally lower than the first quarter.”

Murray concluded, “During the remainder of the 2009 year, we expect to open new service centers in the Philippines, Egypt, Brazil and Tunisia in order to provide a comprehensive global service provider forum for our global clients where ever they need us to be for their customers and to expand our service offering into even broader BPO services to meet the needs for our global clients.”

For further information please contact: Stephen Farrell, Executive Vice President & Chief Financial Officer at 781-304-1800 or stephen.farrell@stream.com

[1]

On July 31, 2008, Stream Global Services, Inc. (“SGSI”) (formerly known as Global BPO Services Corp.) completed its acquisition of Stream Holdings Corporation (“SHC”). These financial results also include non-GAAP pro forma combined results of operations for SGSI and SHC as if they had been combined since January 1, 2008. The pro forma combined consolidated condensed statements of operations are presented because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Prior to July 31, 2008, SGSI was a blank check company formed for the purpose of seeking to acquire an operating company. Accordingly, we had no revenues prior to July 31, 2008 because we were in the development stage.

About Stream Global Services, Inc. Stream Global Services, Inc. is a leading provider of integrated business process outsourcing services such as technical support, customer retention and recovery services, warranty support, customer care, sales services, credit and collections, subscription management and other professional services for Fortune 1,000 clients in the technology, software, sectors. Stream has more than 17,000 technical and customer care professionals and other employees across 35 service solution centers in 18 countries.

Safe Harbor. This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our business expectations and objectives. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks relating to our ability to maintain and win additional client business, continue to maintain our operating performance and margin expansion, continue to have sufficient capital to grow and maintain our business, retain our management team and effectively operate a global franchise across multiple jurisdictions plus other risks detailed in our filings with the SEC, including those discussed in the Company’s Annual report filed with the SEC on Form 10-K for the year ended December 31, 2008.

Stream does not intend, and disclaims any obligation, to update any forward-looking information contained in this release, even if its estimates change.

The required reconciliations and other disclosures for all non-GAAP measures used by the Company are set forth in a schedule attached to this press release and in the Current Report on Form 8-K furnished to the SEC on the date hereof.

References to the financial information included in this news release reflect rounded numbers and should be considered approximate values.

Non-GAAP Financial Information. This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of Stream’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of Stream’s financial performance or liquidity prepared in accordance with GAAP. Non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how SGSI defines non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP Information,” certain items noted on each such specific schedule are excluded from the non-GAAP financial measures.

Stream’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Stream’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes certain items from its internal financial statements for purposes of its internal budgets and financial goals. These non-GAAP financial measures are used by Stream’s management in their financial and operating decision-making because management believes they reflect Stream’s ongoing business in a manner that allows meaningful period-to-period comparisons. Stream’s management believes that these non-GAAP financial measures provide useful information to investors and others in (a) understanding and evaluating Stream’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner Stream’s current financial results with its past financial results.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude certain items do not include all items of income and expense that affect Stream’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on Stream. Management compensates for these limitations by also considering Stream’s financial results in accordance with GAAP.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue	$135,614	$—
Direct cost of revenue	78,613	—

Gross profit	57,001	—

Operating expenses:
Selling, general and administrative expenses	43,502	263
Depreciation expense	2,479	4
Amortization expense	4,186	—

Income (loss) from operations	6,834	(267)
Interest expense (income) and other financial costs	2,050	(2,139)

Income (loss) before provision for income taxes	4,784	1,872
Provision for income taxes	3,086	670

Net income (loss)	$1,698	$1,202
Preferred stock beneficial conversion feature, accretion and dividends	1,518	30

Net income (loss) available to common shareholders:	180	1,172

Basic and Diluted income (loss) per share	$0.02	$0.04

Shares used in computing per share data:
Basic and Diluted shares	9,456	29,688

Note: Prior to July 31, 2008 SGS was a development stage company and had no operations.

STREAM GLOBAL SERVICES, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$13,373	$10,660
Accounts receivable, net	109,736	109,385
Other current assets	29,950	26,811

Total current assets	153,059	146,856
Equipment and fixtures, net	40,503	41,634
Goodwill, intangible assets, and other long-term assets	142,891	141,455

Total assets	$336,453	$329,945

Liabilities and Stockholders’ Equity
Current liabilities	$78,383	$79,392
Long-term debt	71,260	63,624
Capital lease obligations	4,968	5,484
Deferred income taxes	19,475	17,396
Other long-term liabilities	15,757	16,387

Total liabilities	189,843	182,283

Stockholders’ equity and preferred stock *	146,610	147,662

Total liabilities and stockholders’ equity	$336,453	$329,945

*	March 31, 2009 and December 31, 2008 includes $703 and $145,911 of redeemable convertible preferred stock, respectively.

STREAM GLOBAL SERVICES, INC.

PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
(Non-GAAP Pro forma)
Revenue	$135,614	$140,372
Direct costs of revenue	77,423	90,687

Gross profit	58,191	49,685

Gross profit as a percentage of revenue	43%	35%

Operating expenses:
Selling, general and administrative expenses	42,822	41,955
Stock-based compensation expense	204	145
Depreciation expense	2,479	1,438
Amortization expense	4,186	4,095

	49,691	47,633

Income (loss) from operations	8,500	2,052
Interest expense (income) and other financial costs	3,716	1,847

Income (loss) before provision for income taxes	4,784	205
Provision for income taxes	3,086	2,933

Net income (loss)	$1,698	$(2,728)

Adjusted EBITDA
Income (loss) from operations	$8,500	$2,052
Depreciation and amortization expense	6,665	5,533
Restructuring severance expense	487	—
Stock-based compensation expense	204	145

Adjusted EBITDA	$15,856	$7,730

EBITDA as a percentage of revenue	11.7%	5.5%

STREAM GLOBAL SERVICES, INC.

RECONCILIATION OF GAAP TO NON-GAAP PRO FORMA INFORMATION

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2009	2008
Net Income (loss)	$1,698	$1,202
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Provision for income taxes	3,086	670
Pro forma depreciation and amortization	6,665	5,533
Interest expense (income) and financial costs	2,050	(2,139)
Realized foreign exchange gains	1,666	314
Restructuring severance	487	—
Stock-based compensation expenses	204	145
Operating income (loss) from SHC for the period prior to the acquisition of July 31, 2008, excluding depreciation and amortization	—	2,005

Pro Forma EBITDA	$15,856	$7,730

Direct cost of revenue	$78,613	$90,911
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	(1,190)	(224)

Adjusted direct cost of revenue	$77,423	$90,687

Gross profit	$57,001	$49,461
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:

Foreign exchange gains	1,190	224

Adjusted gross profit	$58,191	$49,685

Selling, general and administrative expenses	$43,502	$42,190
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Stock-based compensation	(204)	(145)
Foreign exchange gains	(476)	(90)

Selling, general and administrative expenses	$42,822	$41,955

Income (loss) from operations	$6,834	$1,738
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	1,666	314

Income (loss) from operations	$8,500	$2,052

Interest expense (income) and other financial costs	$2,050	$1,533
Add (deduct) items to reconcile to non-GAAP adjusted EBITDA:
Foreign exchange gains	1,666	314

Interest expense (income) and other financial costs	$3,716	$1,847

STREAM GLOBAL SERVICES, INC.

STATEMENT OF OUTSTANDING COMMON STOCK EQUIVALENTS AND WARRANTS

AS OF MARCH 31, 2009

(unaudited)

(in thousands)

	Shares or warrants outstanding	Percentage
Common share equivalents outstanding:

Common shares held by founding stockholders subject to resale restrictions	7,813	22.41%
Common shares held by employees subject to resale restriction	81	0.23%

Common shares held by institutional investor	1,250	3.59%

Common shares held by other public investors	308	0.88%

Common shares outstanding	9,452	27.11%

Common share equivalents from conversion of 150,001 preferred shares held by Ares at $6.00 per share conversion price	25,415	72.89%

Total common share equivalents outstanding	34,867	100.00%

Warrants and employee stock options outstanding:

Publicly held warrants outstanding, exercisable at $6.00 per warrant into common shares expiring in 2011	31,250

Ares held warrants outstanding, exercisable at $6.00 per warrant into common shares expiring in 2018	7,500

Employee stock options, exercisable at $6.00 per share and not yet vested	3,368